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                                                                   Exhibit 10.18

                   TECHNOLOGY AND TECHNICAL SERVICES AGREEMENT
                   -------------------------------------------

                  TECHNOLOGY AND TECHNICAL SERVICES AGREEMENT (this "Agreement") is made and entered into as of this 28th day of March, 1996, by and among COMMODORE APPLIED TECHNOLOGIES INC., a Delaware corporation (the "Company"), CFC TECHNOLOGIES, INC., a Delaware corporation ("CFC Technologies"), and COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Commodore").

                                    RECITALS

                  WHEREAS, Commodore and CFC Technologies have requested the Company to provide, and the Company has agreed to provide, certain research and development, equipment engineering and technical services to Commodore and CFC Technologies pursuant to the terms and conditions hereinafter set forth.

                                    AGREEMENT

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Engagement of the Company.

                     (a) During the term of this Agreement, the Company shall provide to Commodore and CFC Technologies certain research and development, equipment engineering and technical services ("Services"), as more fully described and defined below, as may be necessary or desirable, or as Commodore and CFC Technologies may reasonably request or require, to enable Commodore and CFC Technologies to exploit the CFC Business (as such term is defined below). "Services" means and includes, without limitation, the furnishing of advice, assistance and guidance, and, where necessary, certain personnel and equipment to implement the same, in connection with, among other things, scientific, engineering, technical and related functions, product design, development and maintenance, chemical formulations and applications, and other technical aspects of the CFC Business. "CFC Business" means the business and operations of Commodore and CFC Technologies in connection with the exploitation of the Company's AGENT 313 patents for the destruction or separation of chlorofluorocarbons and other ozone-depleting substances under the terms of, and as permitted by, the License Agreement, dated as of March 28, 1996 (as same may be amended from time to time), between the Company and Commodore.

                     (b) While the amount of time and personnel required for performance by the Company hereunder will necessarily vary depending upon the nature and type of Services, in no event shall employees of the Company be required to expend in excess of 25% of their business and professional time in any 90-day period to rendering Services to Commodore or CFC Technologies under this Agreement without the majority approval or consent of Kenneth L. Adelman, Herbert Cohen and David L. Mitchell, or such other members of the Board of Directors of the Company who are not otherwise affiliated with or employed by Commodore, CFC Technologies, the Company or any of their respective subsidiaries.



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                  2. Term; Termination. This Agreement shall commence upon
completion of the Company's proposed initial public offering and continue thereafter for a five-year term, unless terminated by either party at any time for any reason upon not less than sixty (60) days prior notice to the other.

                  3. Payments to the Company. In consideration of the Services provided by the Company hereunder, Commodore and CFC Technologies shall pay to the Company fees equal to the sum of:

                     (a) the actual cost or fair rental value (as applicable and appropriate) of any and all materials and equipment utilized in connection with such Services; and

                     (b) an hourly charge for the time spent by Company employees in rendering the Services, which shall be equal to 120% of the hourly rate of compensation then payable by the Company to each subject person (based on a 35-hour work week).

Promptly following the end of each month and receipt of an appropriate statement from the Company with respect thereto, Commodore and CFC Technologies shall pay such fees to the Company.

                  4. Indemnification.

                     (a) Each of Commodore and CFC Technologies agrees to indemnify and hold harmless the Company against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (collectively, "Losses") as and when incurred, arising out of, in connection with or based upon any act or omission, or alleged act or alleged omission, by the Company in connection with the acceptance of, or the performance or non-performance by, the Company of any of its Services under this Agreement.

                     (b) The Company shall give each of Commodore and CFC Technologies prompt notice of any claim asserted or threatened against the Company on the basis of which the Company intends to seek indemnification from either Commodore or CFC Technologies as herein permitted; however, the obligations of Commodore and CFC Technologies under this Section 4 shall not be conditioned upon receipt of such notice.

                     (c) Notwithstanding anything to the contrary contained in this Section 4, Commodore and CFC Technologies shall not be liable to indemnify the Company in connection with any claim to the extent that the Company's actions or omissions relating thereto (i) were not taken in good faith or not in a manner reasonably believed to be in, or not opposed to, the best interests of Commodore and CFC Technologies, (ii) exceeded the scope of its authority as set forth herein, or (iii) constituted gross negligence or willful misconduct on the part of the Company.

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                     (d) The Company shall indemnify and hold harmless Commodore and CFC Technologies against and in respect any and all Losses, as and when incurred, arising out of or in connection with any act or omission of the Company constituting gross negligence or willful misconduct in the performance or non-performance of Services.

                  5. General.

                     (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by regular first-class mail, in each case, however, only against receipt, or if mailed by first class registered or certified mail, return receipt requested, addressed to the parties, in each case, to 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: President, or to such other person or address as may be designated by like notice hereunder. Any such notice, etc. shall be deemed to have been given on the date actually received, if personally delivered or mailed by regular first-class mail, or on the second day after the date of mailing, if mailed by registered or certified mail.

                     (b) Neither this Agreement nor any rights or obligations hereunder may be transferred, assigned or delegated, in whole or in part, by any party without each other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns, but no other person or entity shall acquire or have any rights under this Agreement.

                     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict or choice of laws principles.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   COMMODORE APPLIED TECHNOLOGIES, INC.

                                   By:____________________________________
                                      Name:
                                      Title:

                                   COMMODORE ENVIRONMENTAL SERVICES, INC.

                                   By:____________________________________
                                      Name:
                                      Title:

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                                   CFC TECHNOLOGIES, INC.

                                   By:____________________________________
                                      Name:
                                      Title:

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